EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-4 (Registration No. 333-103673) and on Form S-3 (Registration No. 333-116754) of our report dated February 11, 2005, relating to the consolidated financial statements of East Penn Financial Corporation, which appears in the Annual Report to Shareholders, which is incorporated by reference in this annual report on Form 10-K.


                                        /s/ BEARD MILLER COMPANY LLP

Allentown, Pennsylvania
March 24, 2005


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